JPMORGAN BALANCED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/19/01	MetLife, Inc. 5.25% due
		12/01/06

Shares            Price         Amount
75,000		  $99.66	$74,745.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        N/A		N/A	             N/A

     Broker
Bank of America Securities LLC

Underwriters of MetLife, Inc. 5.25% due
12/01/06

Underwriters     	             Number of Shares
Banc of America Securities LLC		 $175,003,000
Lehman Brothers, Inc. 			  175,003,000
Banc One Capital Markets, Inc.             16,666,000
Bank of New York Capital Markets, Inc.	   16,666,000
Credit Suisse First Boston Corp.	   16,666,000
Goldman Sachs & Co.                        16,666,000
J.P. Morgan Securities, Inc. 		   16,666,000
Salomon Smith Barney, Inc.		   16,666,000
UBS Warburg LLC				   16,666,000
Wachovia Securities, Inc.		   16,666,000
Williams Capital Group L.P. 		   16,666,000
Total     			         $500,000,000